Exhibit 10.15

LOAN AGREEMENT

Principal Loan: $175,000.00Dated: July 25, 2014
Lender: Harmonious Enterprises
Borrower: Excelsis Investments Inc.

For value received, the undersigned, Excelsis Investment Inc. (the "Borrower"), located at 801 West Bay Drive, Largo, Florida 33770, promises to pay to the order of Harmonious Enterprises, Inc. (the "Lender"), located at 266 Merrick Road, Lynbrook, New York 11563, the sum of $175,000.00 with no interest.

I. TERMS OF REPAYMENT A. PAYMENTS
Lender agrees to pay Borrower the sum of $175,000.00 ("loan amount") in three equal monthly installments of $58,333.33 per month, consecutively.

The unpaid principal of the full loan amount shall be repaid in installments, which installments shall be defined as the collected sum of 10% of the adjusted gross sales revenue (net of returns and chargebacks) realized from Excelsis Stealth card sales, which have been received by Excelsis over a period of 2 weeks, and paid to Harmonious by the end of the 3rd week.

Borrower's payment installments, as defined above, shall commence with the closing of the loan.

Any principal remaining unpaid at three years following the closing of the loan shall be paid in full by Excelsis. If Borrower fails to pay debt in full within three years following the closing of the loan, Borrower understands it is in default of this Note (See, Section C below).

B. ACCELERATION OF DEBT

If any payment obligation under this Note is not paid when due by Borrower, as described in Section (I)(A) of this Note, the remaining unpaid principal balance shall become due immediately to Lender. If payment is not received immediately by Lender, Borrower understands it is in default of this Note (See, Section C below).

If any of the following events occur, this Note and any other obligations of the Borrower to the Lender shall become due after a 60 day cure period, without demand or notice:

1) the failure of the Borrower to pay the principal when due
2) the liquidation or dissolution of the Borrower
3) the filing of bankruptcy proceedings involving the Borrower as a debtor
4) the application for the appointment of a receiver for the Borrower
5) the making of a general assignment for the benefit of the Borrower's creditors
6) the insolvency of the Borrower

C. BORROWER'S DEFAULT

As a condition for Lender to agree to lend Borrower the principal contemplated herein, Borrower grants to Lender, a security interest in its physical property as follows: all physical manufacturing and quality control equipment now owned or subsequently acquired after the date of this Note by Borrower.
This security interest is granted to secure the debt evidenced by this Note and all costs and expenses incurred by Lender in the collection of the debt. Lender, in its discretion, may request Borrower to produce physical equipment in lieu of monetary payment at Lender's discretion immediately upon
Borrower's default.

D. COLLECTION COSTS

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees and costs, whether or not a lawsuit commenced as part of the collection process, incurred by Lender in the collection of such Debt.

E. SEVERABILITY OF PROVISIONS

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

F. MISCELLANEOUS

All payments of principal on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and demand of this Note.

No delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note, or failure to accelerate the debt evidenced hereby by reason of default in the payment of a monthly installment or the acceptance of a past-due installment shall be construed as a waiver of the right of Lender to thereafter insist upon strict compliance with the terms of this Note without notice being given to Borrower.

All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option. This Note may not be amended without the express written approval of the holder.
G. GOVERNING LAW

This Note shall be construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, this Agreement has been executed and delivered in the manner prescribed by law as of the date first written above.

Signed this 25 day of July, 2014, at _,

Borrower: Excelsis Investments Inc.

By: /s/ Brian McFadden
Brian McFadden CEO

Lender: Harmonious Enterprises Inc.

By: /s/ [ILLEGIBLE]
3